CHRONIMED INC.

                                                                  EXHIBIT 23.1


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of CHRONIMED Inc. of our report dated August 2, 1996 included in the 1996 Annual Report to Shareholders of CHRONIMED Inc.

Our audits also included the financial statement schedule of CHRONIMED Inc. listed in Item 14 (a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87712) pertaining to the CHRONIMED Inc. 1994 Stock Option Plan for Directors, the Registration Statement (Form S-8 No. 33-87718) pertaining to the CHRONIMED Inc. 1994 Stock Option Plan, and the Registration Statement (Form S-8 No. 81041) pertaining to the CHRONIMED Inc. Employee Stock Purchase Plan of 1995 of our report dated August 2, 1996 included in the 1996 Annual Report to Shareholders of CHRONIMED Inc.



                                                Ernst & Young LLP


Minneapolis, Minnesota
September 11, 1996